Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-176944) on Form S-3 of CorEnergy Infrastructure Trust, Inc. of our reports dated March 31, 2014, relating to our audits of the consolidated financial statements of VantaCore Partners LP and Subsidiaries which appear in this Amendment No. 2 to the Annual Report on Form 10-K/A of CorEnergy Infrastructure Trust, Inc., for the year ended December 31, 2013.
/s/McGladrey LLP
March 31, 2014
Chicago, IL